FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2013

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)
Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Edgewater Place, Suite 200, Wakefield, Massachusetts		01880-6210
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 557-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bank of Montreal Credit Agreement

On August 26, 2013, Franklin Street Properties Corp. (the “Company”) and certain of its wholly-owned subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with the lending institutions referenced in the Credit Agreement and those lenders from time to time party thereto (collectively, the “Lenders”) and Bank of Montreal as administrative agent (in such capacity, the “Administrative Agent”), to provide for a single unsecured term loan borrowing on the closing date in the amount of $220,000,000 (the “Term Loan”). On August 26, 2013, the Company drew down $220,000,000 million under the Term Loan.

The Term Loan has a seven year term that matures on August 26, 2020 on which date, all outstanding amounts are due and payable. The Term Loan bears interest at either (i) a LIBOR based rate plus 145 to 220 basis points depending on the Company’s total leverage ratio for the applicable period or (ii) a rate equal to the bank’s base rate plus 45 to 120 basis points depending on the Company’s total leverage ratio for the applicable period. The Credit Agreement also includes an accordion feature that allows up to $50,000,000 of additional loans, subject to receipt of lender commitments and satisfaction of certain customary conditions.

On August 26, 2013, the Company entered into an ISDA Master Agreement (together with the schedule relating thereto, the “ISDA Master Agreement”) with Bank of Montreal, and entered into an interest rate swap that fixes the base LIBOR interest rate on the Term Loan at 2.32% per annum for seven years. Accordingly, based upon the Company’s leverage ratio, as of August 26, 2013, the effective interest rate on the Term Loan is 3.97% per annum.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, mergers and acquisitions, disposition of assets, changes in business, certain restricted payments, the requirement to join certain subsidiaries as co-borrowers under the Credit Agreement and transactions with affiliates. The Credit Agreement also contains financial covenants that require the Company to maintain a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum secured leverage ratio, a maximum leverage ratio, a maximum unencumbered leverage ratio, a minimum unsecured debt service coverage ratio, a maximum ratio of certain investments to total assets and a maximum amount of secured recourse indebtedness. The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, certain cross defaults and a change in control of the Company (as defined in the Credit Agreement). In the event of a default by the Company, the Administrative Agent may, and at the request of the requisite number of lenders shall, declare all obligations under the Credit Agreement immediately due and payable, and enforce any and all rights of the lenders or Administrative Agent under the Credit Agreement and related documents. For certain events of default related to bankruptcy, insolvency, and receivership all outstanding obligations of the Company will become immediately due and payable. The Company may use the proceeds of the loans under the Credit Agreement to finance the acquisition of real properties and for other permitted investments; to finance investments associated with Sponsored REITs, to refinance or retire existing indebtedness and for working capital and other general business purposes, in each case to the extent permitted under the Credit Agreement.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and the ISDA Master Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2, and each is incorporated herein by reference. The foregoing summaries of the Credit Agreement and the ISDA Master Agreement are qualified in their entirety by the complete text of the Credit Agreement and the ISDA Master Agreement.

Amendment to Bank of America Credit Agreement

On August 23, 2013, the Company and certain of its wholly-owned subsidiaries entered into a First Amendment (the “First Amendment”) to that certain Amended and Restated Credit Agreement dated as of September 27, 2012, by and among the Company and certain of its wholly-owned subsidiaries Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender, and the lending institutions party thereto, to provide for the modification of certain financial covenants.

Certain of the lenders party to the First Amendment, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary of the First Amendment is qualified in its entirety by the complete text of the First Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     The following exhibits are included in this report:

Exhibit No.	Description

10.1	Credit Agreement, dated August 26, 2013, among Franklin Street Properties Corp. and the other parties thereto.
10.2	ISDA Master Agreement, dated August 26, 2013, between Franklin Street Properties Corp. and Bank of Montreal, together with the schedule relating thereto.
10.3	First Amendment to Amended and Restated Credit Agreement, dated August 23, 2013, among Franklin Street Properties Corp. and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.
Date: August 27, 2013	By: /s/ George J. Carter George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated August 26, 2013, among Franklin Street Properties Corp. and the other parties thereto.
10.2	ISDA Master Agreement, dated August 26, 2013, between Franklin Street Properties Corp. and Bank of Montreal, together with the schedule relating thereto.
10.3	First Amendment to Amended and Restated Credit Agreement, dated August 23, 2013, among Franklin Street Properties Corp. and the other parties thereto.

-5-